UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2016

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest Rochester, Minnesota	55901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
 2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
     4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On July 13, 2016, HMN Financial, Inc. (the “Company”) received a notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding a blackout period (the “Blackout Period”) under the Company’s Employee Stock Ownership Plan and 401(k) Retirement Plan (collectively, the “Plans”). The Blackout Period is a result of the transition of the Plans to a new record keeper, and will begin at 3:00 p.m. Central Time on September 7, 2016 and is expected to end at 3:00 p.m. Central Time on September 13, 2016. During the Blackout Period, participants in the Plans will be unable to direct or diversify investments in their Plan accounts (including amounts invested in the Company’s common stock), submit withdrawal or distribution requests, or exercise other rights available under the Plans.

On July 19, 2016, the Company sent a notice to its directors and executive officers informing them of the trading restrictions in the Company’s common stock that will be imposed on them during the Blackout Period in accordance with the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 under Regulation BTR (the “BTR Notice”). A copy of the BTR Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.04.

During the Blackout Period, and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual beginning and end dates of the Blackout Period, by contacting the Company’s Corporate Secretary at 1016 Civic Center Drive N.W., Rochester, Minnesota 55901, Attention: Corporate Secretary, or by phone at (507) 535-1205.

Item 9.01.	Financial Statements and Exhibits

          (d) Exhibits

Exhibit No.	Description
99.1	Notice of Blackout Period to Directors and Executive Officers dated July 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date: July 19, 2016	/s/ Jon Eberle

Jon Eberle
Senior Vice President,
Chief Financial Officer and
Treasurer

Index to Exhibits

Exhibit No.	Description
99.1	Notice of Blackout Period to Directors and Executive Officers dated July 19, 2016.

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